EXHIBIT 16.1

Jewett, Schwartz & Associates

2514 Hollywood Blvd

Suite 508

Hollywood, FL 33020

April 26, 2005

US Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC 20549

Dear Sirs:

We have read the statements of Andean Development Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated April 15, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Jewett, Schwartz & Associates

/s/

for:

Jewett, Schwartz & Associates